UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):    April 20, 2004


                        FIRST FINANCIAL BANKSHARES, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Texas                        0-7674                      75-0944023
------------------------      ---------------------         --------------------
(State of Incorporation)      (Commission File No.)         (IRS Employer
                                                             Identification No.)


                      400 Pine Street, Abilene, Texas 79601
                      -------------------------------------
              (Address of Principal Executive Offices and Zip Code)

                  Registrant's Telephone Number (325) 627-7155

ITEM 12.  Results of Operations and Financial Condition

     Attached as an exhibit to this Form 8-K is the earnings release for the quarter ended March 31, 2004 of First Financial Bankshares, Inc.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     FIRST FINANCIAL BANKSHARES, INC.
                                     (Registrant)



DATE:  April 20, 2004                By:   /S/ F. Scott Dueser
                                           -------------------------------------
                                           F. SCOTT DUESER
                                           President and Chief Executive Officer

                                                                         EXHIBIT

For immediate release              For More Information:
                                   J. Bruce Hildebrand, Executive Vice President
                                   325.627.7155


                      FIRST FINANCIAL BANKSHARES ANNOUNCES
                        INCREASED FIRST QUARTER EARNINGS


ABILENE, Texas, April 20, 2004 - First Financial Bankshares, Inc. today reported quarterly earnings of $10.1 million for the first quarter of 2004 as compared to $8.5 million for the same period last year, a 19.4% increase. Earnings per share for the quarter amounted to $0.65 as compared to $0.55 for the first quarter of 2003, an 18.2% increase. During the first quarter, the Company accelerated the sale of $60 million of student loans as it had done in the second quarter of 2003. The after tax premium on the student loan sales totaled $1.2 million for the first quarter of 2004 compared to $154,000 for the same period in 2003. This gain along with a 3.8% increase in net interest income and 12.2% increase in service fees on deposits were the primary factors contributing to the Company's earnings improvement.

As of March 31, 2004, consolidated assets for the Company totaled $2.078 billion, compared to $1.996 billion a year earlier. Loans totaled $965.7 million at March 31, 2004, an increase of $10.1 million after the sale of $60 million in student loans. Total deposits were $1.774 billion compared to $1.723 billion in 2003. Shareholders' equity at March 31, 2004, amounted to $263.4 million versus $240.2 million the prior year.

"We were pleased with our first quarter growth in earnings and the increase in net interest income despite continuing tight interest margins in the industry," said F. Scott Dueser, President and Chief Executive Officer. "Even without the gains derived from the student loan sales, we showed a 7.6% growth in net earnings. We are also pleased about our proposed acquisition of Liberty National Bank in Granbury, which when finalized will strengthen our presence in another growing community within 50 miles of Dallas/Fort Worth."

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company with consolidated assets totaling $2.1 billion operating separately chartered banks with 28 locations in Texas, a trust company and a technology operating company. These subsidiaries are First National Bank of Abilene, Abilene; Eastland National Bank, Eastland; First Financial Bank, N.A.; Hereford State Bank, Hereford; City National Bank, Mineral Wells; San Angelo National Bank, San Angelo; First Financial Bank, N.A., Southlake; Stephenville Bank & Trust Co., Stephenville; First National Bank, Sweetwater; Weatherford National Bank, Weatherford; First Financial Trust & Asset Management Company, N.A.; and First Technology Services, Inc.

The Company is listed on The Nasdaq Stock Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our web site at http://www.ffin.com.



                                      *****

Certain statements contained herein may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as "expect", "plan", "anticipate", "target", "forecast" and "goal". Because such "forward-looking statements" are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal polices and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company's reports filed with the Securities and Exchange Commission, which may be obtained under "Investor Relations-Documents/Filings" on the Company's web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

                        FIRST FINANCIAL BANKSHARES, INC.
                   CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
                      (In thousands, except per share data)


                                                              March 31,
                                                  -----------------------------
                                                       2004             2003
                                                  ------------     ------------
ASSETS:
Cash and due from banks                           $     88,787     $     96,292
Fed funds sold                                          15,175           17,875
Investment securities                                  930,430          850,308
Loans                                                  965,731          955,650
     Allowance for loan losses                         (11,792)         (11,363)
                                                  ------------     ------------
Net loans                                              953,939          944,287
Premises and equipment                                  43,542           41,084
Goodwill and intangible assets                          24,684           24,837
Other assets                                            21,137           21,722
                                                  ------------     ------------
     Total assets                                 $  2,077,694     $  1,996,405
                                                  ============     ============

LIABILITIES AND SHAREHOLDERS'  EQUITY:
Noninterest-bearing deposits                      $    455,107     $    431,521
Interest-bearing deposits                            1,319,173        1,291,884
                                                  ------------     ------------
     Total deposits                                  1,774,280        1,723,405
Repurchase agreements                                   15,438           12,490
Other liabilities                                       24,601           20,312
Shareholders' equity                                   263,375          240,198
                                                  ------------     ------------

     Total liabilities and shareholders' equity   $  2,077,694     $  1,996,405
                                                  ============     ============

                                                        Three Months Ended
                                                             March 31,
                                                  -----------------------------
INCOME STATEMENTS                                      2004             2003
                                                  ------------     ------------
Interest income                                   $     24,011     $     24,352
Interest expense                                         3,627            4,718
                                                  ------------     ------------
Net interest income                                     20,384           19,634
Provision for loan losses                                  178              511
                                                  ------------     ------------
Net interest income after
     provision for loan losses                          20,206           19,123
Net gain on sale of student loans                        1,792              237
Real estate mortgage fees                                  424              684
Net gain on security transactions                           18                -
Other noninterest income                                 7,669            7,152
Noninterest expense                                     15,890           15,112
                                                  ------------     ------------
     Net income before income taxes                     14,219           12,084
Income tax expense                                       4,126            3,634
                                                  ------------     ------------
     Net income                                   $     10,093     $      8,450
                                                  ============     ============

PER COMMON SHARE DATA
Net income - basic                                $       0.65     $      0.55
Net income - diluted                                      0.65            0.54
Cash dividends                                            0.31            0.28
Book value                                               17.01           15.54
Market  value                                            40.19           28.40
Average outstanding shares -  basic              15,483,756      15,456,529
Average outstanding shares -  diluted            15,558,525      15,512,345

PERFORMANCE RATIOS
Return on average assets                                  1.96%           1.72%
Return on average equity                                 15.85           14.49
Net interest margin (tax equivalent)                      4.57            4.58
Efficiency ratio                                         50.40           52.77

                        FIRST FINANCIAL BANKSHARES, INC.
                       SELECTED FINANCIAL DATA (UNAUDITED)
                      (In thousands, except per share data)


                                                                                     Quarter Ended
                                                     2004                                 2003
                                                 ------------   ---------------------------------------------------------------
                                                  March 31,        Dec. 31,        Sept. 30,        June 30,       March 31,
                                                 ------------   -------------    ------------   --------------   --------------

ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period                   $     11,576   $      11,462    $     11,523   $       11,363   $       11,219
Loans charged off                                        (241)           (401)           (526)            (347)            (902)
Loan recoveries                                           279             307             232              281              535
                                                 ------------   -------------    ------------   --------------   --------------
Net (charge-offs) recoveries                               38             (94)           (294)             (66)            (367)
Provision for loan losses                                 178             208             233              226              511
                                                 ------------   -------------    ------------   --------------   --------------
Balance at end of period                         $     11,792   $      11,576    $     11,462   $       11,523   $       11,363

Allowance for loan losses /
     period-end loans                                    1.22  %         1.17  %         1.21  %          1.25  %          1.19 %
Allowance for loan losses /
     nonperforming loans                                767.0           661.0           711.1            823.7            589.4
Net charge-offs / average loans
     (annualized)                                       (0.02)           0.04            0.12             0.03             0.15


NONPERFORMING ASSETS
Nonaccrual loans                                        1,531           1,690           1,552            1,299            1,829
Accruing loans 90 days past due                             6              61              60              100               99
                                                 ------------   -------------    ------------   --------------   --------------
     Total nonperforming loans                          1,537           1,751           1,612            1,399            1,928
Foreclosed assets                                         961           1,420           1,411            1,445            1,345
                                                 ------------   -------------    ------------   --------------   --------------
     Total nonperforming assets                  $      2,498   $       3,171    $      3,023   $        2,844   $        3,273
                                                 ============   =============    ============   ==============   ==============

As a % of loans and foreclosed assets                    0.26  %         0.32  %         0.32  %          0.31  %          0.34 %


CAPITAL RATIOS
Tier 1 Risk-based                                       19.31  %        18.83  %        19.14  %         19.16  %         19.33 %
Total Risk-based                                        20.33           19.83           20.17            20.22            20.40
Tier 1 Leverage                                         10.79           10.60           10.55            10.46            10.35
Equity to assets                                        12.68           12.02           12.03            12.38            12.03
